Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-63186 on Form S-8 of our reports dated March 8, 2005, relating to the financial statements and financial statement schedules of Willis Group Holdings Limited and to management’s report on me effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Willis Group Holdings for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
London, England
October 31, 2005